Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Genius Brands International, Inc.   of our report dated March 30, 2020, relating to our audit of the consolidated financial statements of Genius Brands International, Inc., which appear in the Annual Report on Form 10-K Genius Brands International, Inc.. for the years ended December 31, 2019 and 2018.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

Los Angeles, California

September 4, 2020